Exhibit 99.2 First Citizens BancShares Second Quarter 2020 Earnings July 29, 2020

2 Forward Looking Statements . This presentation may contain forward-looking statements with respect to First Citizens BancShares, Inc.’s (the “Corporation”) financial condition, results of operations and business within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as "may," "should," "will," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future," "intends,“, “forecasts," “projects,” the negative of these terms and other comparable terminology. These forward looking statements may include projections of, or guidance on, the Corporation’s future financial performance, expected levels of future expenses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in the Corporation’s business or financial results. . Forward-looking statements are neither historical facts, nor assurance of future performance. Instead, they are based on current beliefs, expectations and assumptions of the Corporation's management regarding the future of the Corporation’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Corporation’s control. The Corporation’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward- looking statements. Any forward-looking statement is based only on information currently available and speaks only as of the date when made. The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. . Factors that could influence the accuracy of those forward-looking statements include, but are not limited to, the financial success or changing strategies of the Corporation’s customers, customer acceptance of the Corporation’s services, products and fee structure, the competitive nature of the financial services industry, the Corporation’s ability to compete effectively against other financial institutions in its banking markets, actions of government regulators, the level of market interest rates and the Corporation’s ability to manage its interest rate risk, changes in general economic conditions that affect the Corporation’s loan and lease portfolio, the ability of the Corporation’s borrowers to repay their loans and leases, the values of real estate and other collateral, the impact of acquisitions, and the impacts of COVID-19 on the Corporation's business and on its customers. A discussion of additional risks and uncertainties affecting the Corporation can be found in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019, which has been filed with the Securities and Exchange Commission (the “SEC”) and is accessible at the Investor Relations section of the Corporation’s website (www.fistcitizens.com) and on the SEC’s website (www.sec.gov). . The Corporation uses certain non-GAAP financial measures in this presentation. These non-GAAP financial measures are reconciled to the most comparable GAAP measures at the end of this presentation. Non-GAAP financial measures are commonly used in the Corporation’s industry, have certain limitations and should not be construed as alternatives to financial measures determined in accordance with GAAP. Non-GAAP financial measures used by the Corporation may not be comparable to similarly named non-GAAP financial measures used by other companies and should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP.

3 A Top Tier U.S. Banking Institution A Customer-Focused Financial Institution Built on Strong Values Since 1898 $47.9 B Assets $32.4 B A nationwide franchise with: Washington Total Loans & Leases 569 branches HQ: Raleigh, NC $41.5 B Oregon Wisconsin 7,000+ Associates Deposits Tennessee California West .98% Kansas Virginia Maryland Colorado Missouri YTD ROAA Oklahoma Virginia Arizona 11.4% / 12.8% New Mexico YTD ROAE / ROATCE1 Texas Georgia North Carolina Florida 18 bps South Carolina Cost of Deposits 10.3% CET1 Ratio Note: Financial data as of June 30, 2020 Source: Company documents; S&P Global Market Intelligence 1) See appendix for reconciliation of GAAP to Non-GAAP financial metrics

4 Key Drivers of Long-Term Success 1. Over 122 years of successful operating history spanning various economic cycles 2. High quality balance sheet with an excellent liquidity position . Strong, low-cost core deposit base with a concentration in high-growth Southeast markets, supplemented with 3 steady growth markets 4. High-touch community banking approach with excellent middle market and small business reach 5. Branch and associate network built to generate and retain a low-cost funding profile and associated fee income businesses 6. Extensive track record of sustainable profitability positioned to drive accelerated core earnings growth 7. Fortified and well-planned infrastructure capable of scaling up through acquisitions 8. Continued investments in customer-facing technology to maintain capabilities with the evolving banking market 9. Opportunistically optimizing capital structure through organic growth, acquisitions and share repurchases 10. Positive and transparent relationship with primary regulators, external accountants, stakeholders and shareholders

5 We Operate in Some of the Best U.S. Markets Loans in Market Our Top 10 Markets are within our core Southeast footprint Deposits in Market In-Market Deposit Rank Raleigh, Charlotte, Columbia, Asheville, Atlanta, Greenville, Miami, Charleston, Wilmington, Greensboro, U.S.A NC NC SC NC GA SC FL SC NC NC $1.7B $1.8B $868M $940M $1.2B $671M $1.2B $540M $796M $448M $32.4B $3.9B $3.5B $2.0B $1.8B $1.4B $1.2B $1.1B $1.1B $1.1B $886M $41.5B #4 #5 #4 #1 #17 #6 #27 #5 #4 #5 #38 Projected Population Growth ’20-’25 (%) 7.7% 7.7% 7.0% 7.1% 6.3% 6.1% 6.1% 5.5% 5.3% 4.4% 3.3% Projected Household Income Growth ’20-’25 (%) 13.7% 12.8% 13.1% 12.6% 12.7% 11.6% 11.5% 12.2% 11.4% 9.9% 8.4% Note: Deposits market share rank is as of June 30, 2019 as compiled and reported by S&P Global Market Intelligence. First Citizens balance data is updated as of 6/30/2020. Source: FDIC; S&P Global Market Intelligence

6 Loan and Deposit Concentration by State As of June 30, 2020 % of Total % of Total State # Branches Total Deposits Total Loans Deposits Loans North Carolina NC 244 $ 20,701,825 49.9% $ 13,891,489 42.9% South Carolina SC 136 9,471,247 22.8% 7,069,376 21.8% Georgia GA 33 2,140,951 5.2% 1,636,123 5.0% Virginia VA 47 2,095,483 5.1% 1,655,695 5.1% Florida FL 31 2,067,099 5.0% 1,945,038 6.0% California CA 21 2,061,639 5.0% 2,517,143 7.8% Wisconsin WA 14 574,283 1.4% 274,257 0.8% Washington State CO 7 504,400 1.2% 826,271 2.5% Texas TX 7 366,654 0.9% 627,019 1.9% Arizona NM 3 295,966 0.7% 397,567 1.2% Other 26 1,199,698 2.9% 1,578,448 4.9% Grand Total 569 $ 41,479,245 100% $ 32,418,425 100% Source: Company documents

7 Diversified Loan Portfolio with Strong Asset Quality Asset Quality Highlights Total Loans: $32.4B 0.94% 0.77% Yield: NPAs¹ / Loans + OREO NPAs¹ / Assets 4.10% 18% 9 bps 0.76% NCOs / Average Loans Reserves / Loans2 125% 32% CRE Loans/ TRBC C&D Loans / TRBC $36.1 million YTD reserve build to the ACL related to the 69% 31% potential impact of COVID-19 Fixed Loans/Total Loans2 Variable Loans/Total Loans2 Note: Financial data as of June 30, 2020; Concentration shown as a percent of Total RBC; Fixed, and Floating / Variable Loans shown as a percent of total loans and leases; Source: Company documents; S&P Global Market Intelligence 1) Nonperforming assets defined as nonaccrual loans plus other real estate owned 2) Excludes SBA-PPP loans

8 Historical Credit Quality Comparison Maintaining Solid Risk Management and Consistent Profitability NCOs / Average Loans (bps) ROAA (bps) 98 77 78 61 58 81 83 68 56 66 93 92 63 78 57 68 70 94 115 123 57 136 Nonperforming Assets1 / Loans (%) Note: Financial data as of June 30, 2020; U.S. Banks reflects all depositories headquartered in the U.S. as aggregated and defined by S&P Global Market Intelligence. Source: Company documents; S&P Global Market Intelligence 1) Nonperforming assets defined as nonaccrual loans plus other real estate owned, and presented for non-PCD loans only.

9 Stable Low Cost Deposits Our Primary Funding Base is Well Positioned in Any Rate Environment 1 2015 2016 2017 2018 2019 2020 Note: Financial data as of June 30, 2020, peer data not yet available for 6/30/2020. Source: Company documents; S&P Global Market Intelligence 1) See appendix for select peer group

10 Consistent Sources of Fee Income Insurance Other $14M $17M Other Service Wealth Charges2 Business Lines Highlights Management $31M $98M Merchant . 14,000 active merchants Mortgage $27M Services . $4.6 billion in annual merchant volume 2Q20 LTM Merchant Fee Income: Services $23M $378M . Offering personal, business and Card purchase cards Services . 1.3 million accounts . $10.3 billion in annual volume Cardholder Deposit Service Services Charges $70M $98M . Brokerage, trust and private banking . Assets under management / 1 Wealth Operating Revenue administration of $26 billion Management . Operating in North Carolina, South Carolina and Virginia . $1.9 billion mortgage production LTM . 59% purchase / 41% refinance Mortgage . Originators located in North Carolina, South Carolina, Virginia and Wisconsin Note: Financial data as of June 30, 2020; Other includes ATM Income, Gain / (loss) on securities, and other sources of fee income Source: Company documents; S&P Global Market Intelligence 1) See appendix for reconciliation of GAAP to Non-GAAP financial metric 2) Largest categories in “Other Service Charges” include internet fees, international fees and paper statement fees.

11

Extensive and Diligent M&A Experience Helps Supplement Organic Growth

A Proven History of Growth…



Assets ($B)
Growth (%)
2010's
2000's
1990's
'19 $40
'18 $35
'17 $35
'16 $33
'15 $31
'14 $30
'13 $21
'12 $21
'11 $21
'10 $21
'09 $18
'08 $17
'07 $16
'06 $16
'05 $15
'04 $13
'03 $13
'02 $12
'01 $12
'00 $11
'99 $10
'98 $10
'97 $9
'96 $8
'95 $7
'94 $6
'93 $6
'92 $5
'91 $5
'90 $4
'10 – '19 116%
'00 – '09 90%
'90 – '99 163%

…as an Experienced Acquiror…

First Citizens Bancorporation, Inc.

$8.5B assets

Entegra Financial

$1.7B assets

Biscayne Bank

Biscayne Bancshares, Inc.

$1.0B assets

HomeBancorp Inc.

$955M assets

Community Bankshares, Inc.

$625M assets

…with a Strong Regulatory Position

Date	FDIC Target Name	ST	Deposits ($M)
05/05/17	Guaranty Bank (MHC)	WI	$982.3
01/13/17	Harvest Community Bank	NJ	121.8
05/06/16	First CornerStone Bank	PA	96.9
03/11/16	North Milwaukee ST Bank	WI	59.2
02/13/15	Capitol City Bank & Trust	GA	266.4
07/08/11	Colorado Capital Bank	CO	606.5
06/03/11	Atlantic Bank & Trust	SC	183.4
01/21/11	United Western Bank	CO	1,604.9
07/23/10	Williamsburg FNB	SC	95.1
03/05/10	Sun American Bank	FL	420.0
01/29/10	First Regional Bank	CA	1,287.7
09/25/09	Georgian Bank	GA	1,281.9
09/11/09	Venture Bank	WA	709.1
07/17/09	Temecula Valley Bank	CA	965.4

Note: Financial data as of June 30, 2020; Growth values reflect the Q4 of previous decade (i.e. '90 – '99 reflects the growth from Q4 '89 to Q4'99); Deposits from FDIC transactions reflect the amount of deposits assumed.
Source: Company documents; S&P Global Market Intelligence

First Citizens BancShares
forever first

12 Regulatory Capital Trends Focus on Balancing Strong Capital Ratios with the Efficient Use of Capital Tier 1 Leverage Ratio (%) Common Equity Tier 1 Ratio (%) Estimated impact of SBA-PPP loans on 2Q20 Tier 1 leverage ratio was ~ 45 bps. Tier 1 Ratio (%) Total Risk-Based Capital Ratio (%) Source: Company documents

13

Strong and Experienced Management Team

Executives with Long Tenure at First Citizens; Many Have Spent Entire Careers with First Citizens



Frank B. Holding Jr.
Chairman & CEO
Age: 59

Mr. Frank Brown Holding, Jr. has been Chairman since February 2009 and Chief Executive Officer since January 2008. He previously served as Chief Executive Officer of former subsidiary, IronStone Bank, from February 2009 to January 2011, and President of First Citizens BancShares, Inc. and First Citizens Bank from 1994 to February 2009. He has been employed by First Citizens Bank since 1983.



Hope Holding Bryant
Vice Chairman
Age: 57

Ms. Hope Holding Bryant has been Vice Chairman since January 2011 and Corporate Sales Executive since October 2014. She previously served as President of former subsidiary, IronStone Bank, from 2006 until January 2011. She has served as an Executive Vice President of the Bank from 2002 until January 2011, and has been employed by First Citizens Bank since 1986.



Peter M. Bristow
President
Age: 54

Mr. Peter M. Bristow has been President and Corporate Sales Executive since October 2014. He previously served as Executive Vice President and Chief Operating Officer of First Citizens Bancorporation Inc., and President and Chief Operating Officer of First Citizens -SC from 2001 to 2014. He has been employed by First Citizens Bank since 1991.



Craig L. Nix
Chief Financial Officer
Age: 48

Mr. Craig L. Nix has been Chief Financial Officer since November 2014. He previously served as Executive Vice President and Chief Financial Officer of First Citizens Bancorporation Inc. and First Citizens Bank -SC from 2001 to 2014. He has been employed by First Citizens Bank since 1999.



Lorie K. Rupp
Chief Risk Officer
Age: 55

Ms. Lorie K. Rupp has been Chief Risk Officer since March 2017. She previously served as Chief Accounting Officer from 2013 to 2017. She was a Consulting Director with KPMG, LLP from 2011 to 2013, Senior Vice President of Accounting and Finance of Regions Financial Corporation from 2008 to 2009, and Senior Vice President of Finance of Bank of America from 1990 to 2008. She has been employed by First Citizens Bank since 2013.



Jeffrey L. Ward
Chief Strategy Officer
Age: 59

Mr. Jeffrey L. Ward has been Chief Strategy Officer since October 2014. He previously served as Regional Executive Vice President of the Bank from 2004 to 2014, and has been employed by First Citizens Bank since 1990.

First Citizens BancShares

forever first

Source: Company documents

14

Our Financial True North = Forever First

Long-term Focus Growing Tangible Book Value Through a Unified Organizational Effort

Our People
Retain, Recruit & Develop Our Employees

Our Customers
Grow Client Involvement and Enhance the Experience

Our Operations
Purge Inefficiencies and Drive Collaboration

Strategies to Achieve
Financial True North
Primary Drivers

Continued Organic Growth
- Capitalize on our current market's attractive demographics

Compensated for Risk
- Loan and investment pricing
- Duration and balance sheet mix

Growth Through Accretive M&A
- 25 acquisitions in 10 years; Converted 4 banks in 2019
- Expand in contiguous markets and enter new markets

Protect Funding Costs and Grow Income
- Relationship management, thoughtful branch optimization, product / pricing flexibility
- Strong source of fee income businesses to supplement our bottom-line

Run Bank Efficiently
- ~65% efficiency ratio(1) for 2019, appropriate for targeted strategy

Tactical Capital Allocation
- Optimize capital structure through retained earnings, buybacks, dividends and issuance of new instruments
- Utilize capital for organic growth and M&A transactions

First Citizens BancShares
forever first

Source: Company documents
1) Efficiency ratio reflects the sum of non-interest expense divided by the sum of net interest income and non-interest income. See appendix for GAAP to Non-GAAP Reconciliation.

15 Our Operating Strategy Has Resulted in Our Market Success Historical Total Shareholder Return Key Drivers of Our Success NASDAQ S&P • Ability to View Returns Over a Period FCNC.A Bank 500 Long Term Timeline One (9.0%) (25.7%) 7.7% Year • Low-cost, Stable Deposit Base Three 12.7% (26.9%) 30.9% • Strong Capital Base to Support Years Growth Five 60.5% (6.7%) 53.9% Years • Thoughtful Acquisition Strategy Ten 124.3% 58.7% 193.4% Years • Experienced Management Team Fifteen 181.4% (14.6%) 162.3% Years • Diligent Risk Management Note: Market data as of July 23, 2020; Historical Stock Performance reflected for First Citizens BancShares, Inc.’s Class A shares; Total return metric assumes the reinvestment of dividends. Source: FactSet

Second Quarter 2020 Financial Highlights

17 Second Quarter Earnings Highlights 1) The efficiency ratio is a non-GAAP measure. See appendix for GAAP to Non-GAAP reconciliation.

18 Quarterly Net Interest Income and Margin Trends ($ in 000s) (2) Current Quarter vs. Linked Quarter . Net interest income decreased $1.2 million, or by .36%. . Decrease primarily due to lower interest income on investment securities and overnight investments, partially offset by lower interest expense on deposits. . Loan interest income included $19.0 million in interest and fee income on SBA-PPP loans. . Net interest margin declined by 41 bps to 3.14%. See next page for margin rollforward. Current Quarter vs. Same Quarter-Year Ago 1 1 . Net interest income increased $9.8 million, or by 3.0%. . Increase primarily due to higher loan interest income, driven by SBA-PPP loan income, organic and acquisition-related loan growth, and lower rates paid on interest bearing deposits, partially offset by declines in yields on earning assets and higher borrowings. . Lower interest expense on deposits of $1.2 million driven by lower rates, partially offset by higher volume from acquisitions and organic growth. . Net interest margin declined by 63 bps to 3.14%. See next page for margin rollforward. . 1) See Appendix for GAAP to Non-GAAP reconciliation of Net Interest Income and Net Interest Margin excluding PCD. 2) Tax-equivalent (TE) net income, TE yields and TE net interest margin presented above

19 Net Interest Margin Rollforward- Drivers of Margin Compression 1Q20 to 2Q20 Highlights 3.55% Current Quarter vs. Linked Quarter . 41 bps decline comprised of: . ~ (35) bps related to loan yield. + 8 bps . ~ (6) bps related to lower investment yields. 3.14% . ~ (4) bps related to lower overnight (35) bps (6) bps + 1 bp (5) bps investment yields; partially offset by: (4) bps . 8 bps of improvement related to lower rates paid on deposits. 1Q20 2Q20 Current Quarter vs. Same Quarter-Year Ago 2Q19 to 2Q20 3.77% . 63 bps of decline comprised of: . ~ (47) bps related to loan yield. . ~ (11) bps related to lower investment yields. . ~ (8) bps related to lower overnight investment yields; partially offset by: (47) bps + 4 bps . 4 bps of improvement related to lower rates + 1 bp + 1 bp 3.14% (11) bps paid on deposits. (8) bps (3) bps 2Q19 2Q20

20

Noninterest Income

($ in millions)


$107
$25
$26
$18
$6
$5
$13
$13
Core: $94
2Q19
$101
$25
$27
$16
$6
$7
$13
$6
Core: $95
3Q19
$104
$24
$27
$18
$6
$5
$13
$11
Core: $93
4Q19
$64
$26
$26
$18
$6
$5
$14
-$32
Core: $96
1Q20
$165
$22
$18
$18
$5
$10
$14
$78
Core: $87
2Q20
Wealth management
Service charges on deposits
Cardholder services (net)
Merchant services (net)
Mortgage
Other income (recurring)
Other income (non-recurring)(1)

Highlights

Current Quarter vs. Linked Quarter

Noninterest income increased by $101.4 million primarily due to:

- $116.0 million increase in the fair market value adjustment on marketable equity securities.
- $4.6 million increase in mortgage income, partially offset by:
- $10.0 million reduction in service charges on deposits and net card and merchant revenue. Decline mostly attributable to COVID-19 with impacts mostly felt in the April and May timeframe.
- $4.0 million decline in wealth income due to lower brokerage fee income primarily impacted by branch closures related to COVID-19.
- $6.0 million decline in gain on sale of investment securities.

Current Quarter vs. Same Quarter-Year Ago

Noninterest income increased by $58.5 million primarily due to:

- $61.4 million increase in the fair market value adjustment on marketable equity securities.
- $8.0 million increase in gain on sale of securities.
- $4.8 million increase in mortgage income, partially offset by:
- $10.2 million reduction in service charges on deposits and net card and merchant revenue. Decline mostly attributable to COVID-19.

First Citizens BancShares

Noninterest income category totals might not foot due to rounding.
1) Non-recurring other income includes FMV adjustment on marketable equitable securities, securities gains and acquired recoveries (that prior to 2020 were reported in noninterest income). See appendix for GAAP to Non-GAAP reconciliation.

forever first

21

Noninterest Expense

($ in millions)


$273
$270
$292
$300
$292
$167
$166
$174
$184
$177
Core: $265
Core: $262
Core: $281
Core: $292
Core: $283
$55
$57
$57
$55
$58
$7
$7
$9
$10
$10
$36
$32
$42
$42
$38
$8
$8
$11
$8
$8
2Q19
3Q19
4Q19
1Q20
2Q20
Personnel expense
Occupancy & equipment expense
Processing fees paid to third parties
Other expenses (core)
Other expenses (non-core)(1)

	2Q19	3Q19	4Q19	1Q20	2Q20
Efficiency Ratio	62.92%	60.79%	66.78%	67.18%	66.75%

Highlights

Current Quarter vs. Linked Quarter

Noninterest expense decreased by $8.3 million primarily due to:

- $6.8 million reduction in personnel expense, primarily driven by seasonal benefit impacts and lower health insurance claims.
- $4.3 million reduction in core other expenses primarily driven by a decline in operational losses and travel expense, partially offset by:
- $3.0 million increase in occupancy and equipment expenses, largely driven by purchase of COVID-19 related supplies.

Expect continued cost reductions in the second half of 2020 following the conversion of two acquired banks. Following the conversions and including further personnel savings, expected noninterest expense run rate is $96 - $97 million per month, as merger conversion and personnel savings are partially offset by continued investment in digital and technological capabilities.

Efficiency Ratio is 66.75% in 2Q20, down slightly from 67.18% in 1Q20.

Current Quarter vs. Same Quarter-Year Ago

Noninterest expense increased by $18.3 million primarily due to:

- $10.3 million increase in personnel expense, including the addition of personnel from acquisitions ($ 4.5 million of the increase).
- $3.5 million increase in processing fees paid to third parties, reflecting continued investments in digital and technological capabilities.

Efficiency Ratio was 66.75% in 2Q20, up from 62.92% in 2Q19. The increase was due to net revenue growth of 0.8% versus noninterest expense growth of 6.9%. See appendix for calculation of efficiency ratios.

First Citizens BancShares

Noninterest expense category totals might not foot due to rounding.
See appendix for reconciliation of GAAP to Non-GAAP financial metrics.
1) Other expenses (non-core) include merger expenses and intangible amortization.

forever first

22 Second Quarter Balance Sheet Current Quarter vs. Linked Quarter . Loans increased by $3.2 billion, or 43.7% annualized, primarily due to $3.1 billion in SBA-PPP loans, $203 million in organic growth (2.8% annualized organic growth rate), partially offset by a $110 million decrease related to the Entegra branch divestiture in April. . Investment portfolio and overnight investments increased by $663 million and $2.4 billion respectively, funded primarily by growth in demand deposits. . Deposits increased by $6.1 billion, driven by estimated SBA-PPP reciprocal deposits and stimulus check proceeds of $3.5 billion, and $2.8 billion in organic growth (31.9% annualized growth), partially offset by a $185 million decrease related to the Entegra branch divestiture. Current Quarter vs. Same Quarter-Year Ago: . Loans increased $5.7 billion, or by 21.3%, primarily due to $3.1 billion in SBA-PPP loans, $1.6 billion from organic growth (6.1% growth) and $1.0 billion in loans from acquisitions. . Investment Portfolio and Overnight investments increased by $1.5 billion and $2.8 billion respectively, funded primarily by the excess growth in demand deposits. (1) . Deposits increased $8.8 billion from 2Q19, or by $3.9 billion (11.9% growth) when excluding the impacts of $3.5 billion in estimated SBA-PPP reciprocal deposits and stimulus check proceeds and $1.4 billion in acquisition-related deposits. . Other liabilities increased by $1.0 billion, primarily driven by $460 million in growth in FHLB advances, $350 million related to the sub-debt issuance and $200 million in growth from customer repurchase agreements. 1) ACL to Total Loans and Leases excluding SBA-PPP Loans.

23

Loans by Type

Period-end Loan Balances

(in millions)



$26,728
$551
$9,332
$16,845
2.1%
34.9%
63.0%
2Q19
$27,197
$514
$9,364
$17,319
1.9%
34.4%
63.7%
3Q19
$28,881
$559
$9,771
$18,552
1.9%
33.8%
64.3%
4Q19
$29,241
$560
$9,794
$18,886
1.9%
33.5%
64.6%
1Q20
$32,418
$3,085
$531
$9,731
$19,072
9.4%
1.6%
30.0%
58.8%
2Q20
SBA-PPP
PCD
Consumer
Commercial

Highlights

Total Loans and Leases- Annualized and Year over Year Growth

Total Loans vs. Prior Quarter: 43.7%

Adjusted Loans[1] vs. Prior Quarter: 2.8%

Total Loans vs. Same Quarter-Year Ago: 21.3 %

Adjusted Loans[1] vs Year-Ago Quarter: 6.1%

Current Quarter vs. Linked Quarter

- Loans increased $3.2 billion, or by 43.7% on an annualized basis, primarily due to $3.1 billion in SBA-PPP loans, $203 million in organic growth, partially offset by $110 million from the Entegra branch divestiture in April.
- Excluding the impact of SBA-PPP loans and divestitures, total loan growth was $203 million, or 2.8% annualized.
- Commercial growth was primarily driven by an increase in owner-occupied commercial real estate.

Current Quarter vs. Same Quarter-Year Ago

- Loans increased $5.7 billion, or by 21.3% annualized, primarily due to $3.1 billion in SBA-PPP loans, $1.6 billion in organic growth, and $1.0 billion in loans from acquisitions.
- Excluding SBA-PPP loans and the impact from acquisitions, total loans increased $1.6 billion over 2Q19, by 6.1%.
- Commercial loan growth was driven primarily by owner-occupied commercial real estate loans, while consumer loan growth was driven by residential mortgage growth, partially offset by a decline in home equity loans.

First Citizens BancShares

forever first

Loan category totals might not foot due to rounding.

1) Adjusted loans are Total Loans less the impact of SBA-PPP, acquisitions and divestitures.

24

SBA-PPP

SBA-PPP loans extended to over 23 thousand clients, with total loan proceeds of $ 3.2 billion(1)

- Average loan size of approximately $138 thousand.
- 92.3% of overall SBA-PPP loans and 48.1% of outstanding dollars extended to clients with a loan size of less than $350 thousand.
- Loans greater than $2 million represented 0.6% of overall SBA-PPP loans and 15.5% of loan balances.
- Geographic concentration of SBA-PPP loans was in line with existing commercial portfolio distribution:
  - 46% of SBA-PPP total loans extended in NC markets, 18% in SC markets, 12% in non-Carolina East coast markets, and 24% in non-East Coast markets.
- Primary industry concentration of SBA Loans was Medical (17%), Construction Industry (14%), Professional Services (11%), Dental (9%), Service (7%) and Hospitality (5%).

As of 6/30/2020

$ in millions

Loan Size	# of Loans	% of Units	$ of Loans	% of Loan $	SBA Fee %	$ Fee
< $350K	21,433	92.3%	$1,538.6	48.1%	5.00%	$ 76.9
$ 350K - $2mm	1,650	7.1	1,166.8	36.4	3.00	35.0
> $2mm	146	0.6	496.1	15.5	1.00	5.0
Total	**23,229**	**100.0%**	**$3,201.5**	**100%**	**3.65%**	**$116.9**

First Citizens BancShares

forever first

1) Total SBA-PPP loan origination volume was $3.2 billion. SBA-PPP related outstanding loan balances as of June 30, 2020 are $3.1 billion, consisting of $3.2 billion in gross loans net of $0.1 billion in related deferred fees.

25 Payment Extension Program As of July 24th, 2020, payment extensions were active on 5,781 accounts with $2.1 billion in outstanding balances (6.5% of total loans). From their peak, active accounts are down by 71% and active outstanding balances are down by 70%. ― Extensions were initially made to performing clients, on a 60 or 90 day basis. As of June 30th, payment extensions were active on 14,646 accounts, and $5.6 billion in outstanding balances (17.3% of total loans), representing $166 million in deferred payments. ― As of July 24th, 5,781 accounts were under an active payment extension, and $2.1 billion in outstanding balances (6.5% of total loans), representing $53 million in deferred payments. ― As of July 24th, 13,874 accounts have moved out of payment extension, totaling $4.9 billion in outstanding balances. 92% of these accounts have made their most recent payment date and the majority of the remainder are within 15 days of their payment due date. 0.7% of accounts are 30 or more days past due, representing 0.23% of balances. ― Through the first three weeks of July, 2.8% of expiring payment extensions have requested a 2nd 90 day extension, compared to 2.7% in the month of June. ― Payment extension requests peaked at the end of March and early April, and have declined significantly since then. Total extensions in June averaged approximately 200 per week, down from a peak of over 5,000 requests per week in late March. Number of Weekly Payment Extension Requests

26

Allowance for Credit Losses (ACL)

Portfolio metrics and net charge-offs remain stable, with further reserve build related to COVID-19

		Non-PCD		PCD		Total
ACL as of December 31, 2019	**$**	**217,605**	**$**	**7,536**	**$**	**225,141**
Day 1 CECL implementation		(56,925)		19,001		(37,924)
Day 1 CECL beginning balance	$	160,680	$	26,537	$	187,217
1Q '20 Charge-offs		(13,138)		(1,123)		(14,261)
1Q '20 Recoveries		3,858		2,897		6,755
1Q '20 net (charge-offs) recoveries	$	(9,280)	$	1,774	$	(7,506)
1Q' 20 Provision expense - COVID-19		21,451		-		21,451
1Q' 20 Provision expense - other		9,492		(2,588)		6,904
Acquired loans - initial PCD ACL		-		1,193		1,193
ACL at March 31, 2020	$	182,343	$	26,916	$	209,259
2Q '20 Charge-offs		(10,672)		(1,392)		(12,064)
2Q '20 Recoveries		3,541		1,162		4,703
2Q '20 net (charge-offs) recoveries	$	(7,131)	$	(230)	$	(7,361)
2Q' 20 Provision expense - COVID-19		14,337		271		14,608
2Q' 20 Provision expense - Other		5,973		(29)		5,944
Acquired loans - initial PCD ACL		-		-		-
ACL as of June 30, 2020	**$**	**195,522**	**$**	**26,928**	**$**	**222,450**

	CECL Day 1	1Q '20	2Q '20
ACL to Non-PCD Loans	0.57%	0.64%	0.68%
ACL to PCD Loans	4.75%	4.80%	5.07%
Total for 2Q'20	**0.65%**	**0.72%**	**0.76%**

Note- the above ACL ratios exclude SBA-PPP loans.

Highlights

- Forecasted economic conditions are developed using third-party macroeconomic scenarios.

	2Q '20	3Q '20	4Q '20	1Q '21	2Q '21
GDP (Real GDP)	16,915	17,831	18,356	18,669	18,908
GDP (Change % Y/Y)	-11.08%	-6.75%	-4.51%	-1.61%	11.79%
Unemployment	15.68%	11.99%	9.45%	8.96%	7.90%

- Results incorporate third-party macroeconomic scenarios adjusted based on management's expectations over a 24-month reasonable and supportable forecast period, calibrated to COVID industry and geographic risk.
- Model iterations incorporated an upside, baseline and adverse scenarios.
- Credit quality and portfolio composition essentially unchanged.
- ACL/Loans (excluding SBA-PPP) increased 4 bps quarter-over quarter to .76%.
- ACL incorporates $36.1 million in reserve build related to COVID-19 year-to-date, and $14.6 million in 2Q20.
- Average net charge-offs remain stable at 10 bps year-to-date, and 9 bps in 2Q20.
- ACL represents 7.6 times current year net charge-offs.

First Citizens BancShares
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Credit Quality Metrics 27 Portfolio metrics and net charge-offs remain stable, with further reserve build related to COVID-19 (1) Quarterly Provision Expense $5,198 $6,766 $7,727 $28,355 $20,552 $9,411 $7,390 . Quarterly average net charge-offs declined from the previous quarter and were slightly below the past four quarters. . Provision included a reserve build of $14.6 million in 2Q20 related to COVID-19, which brings the total COVID-19 related reserve build to $36.1 million year-to-date. . Portfolios are performing very well; however, the impacts of SBA- PPP and Payment Extensions are potentially delaying signs of credit deterioration. . As part of the adoption of CECL in 1Q20, loans transferred from performing PCI pools into nonaccrual status contributed $35.9 million of the increase in NPAs as of June 30, 2020. The remainder of the increase was primarily related to acquired loans. 1) Allowance ratio excludes SBA-PPP loans, please see GAAP to Non-GAAP reconciliation in the appendix.

28

Deposits by Type

Period-end Deposit Balances

(in millions)



$32,720
$32,743
$34,431
$35,347
$41,479
$3,485 10.6%
$3,569 10.9%
$3,838 11.1%
$3,620 10.2%
$3,277 7.9%
$8,664 26.5%
$8,732 26.7%
$9,383 27.3%
$9,834 27.8%
$10,997 26.5%
$7,621 23.3%
$7,476 22.8%
$8,284 24.1%
$8,204 23.2%
$9,056 21.8%
$12,950 39.6%
$12,967 39.6%
$12,927 37.5%
$13,689 38.7%
$18,150 43.8%
2Q19
3Q19
4Q19
1Q20
2Q20
Demand deposits
Checking with interest
Money market & savings
Time deposits

Highlights

Total Deposits- Annualized and Year over Year Growth

Total Deposits vs. Prior Quarter: 69.8 %

Adjusted Deposits[1] vs. Prior Quarter: 31.9%

Total Deposits vs. Same Quarter-Year Ago 26.8%

Adjusted Deposits[1] vs Year-Ago Quarter 11.9%

Current Quarter vs. Linked Quarter

- Increase of $6.1 billion, or by 69.8% on an annualized basis, driven by a $4.5 billion increase in demand deposits.
- After excluding growth from estimated SBA-PPP reciprocal deposits and consumer stimulus checks totaling $3.5 billion, and the Entegra branch divestiture impact of $185 million, total deposits grew by $2.8 billion, or by 31.9% on an annualized basis.

Current Quarter vs. Same Quarter-Year Ago

- Increase of $8.8 billion, or by 26.8% vs 2Q19, driven by a $5.2 billion or 40.1% increase in demand deposits.
- After excluding growth from estimated SBA-PPP reciprocal deposits and consumer stimulus checks totaling $3.5 billion, and acquisition impacts of $1.4 billion, total deposits grew by $3.9 billion, or 11.9%. All deposit types (demand deposit, checking with interest, money market, savings) grew by at least 10%, with the exception of time deposits which decreased by 6%, as increased volumes related to acquisitions were offset by maturing higher rate deposit accounts.

First Citizens BancShares

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Deposit category totals might not foot due to rounding.

1) Adjusted deposits are total deposits excluding the impacts of acquisitions, estimated impact of SBA-PPP reciprocal deposits and estimated consumer stimulus proceeds.

29 Funding Mix Highlights (in millions) Current Quarter vs. Linked Quarter . Deposits represented 95.4% of our funding mix, up from 94.8%, led by demand deposit growth. . Cost of interest bearing liabilities decreased 12 bps driven by: . Decrease in the cost of interest bearing deposits of 13 bps and total cost of deposits of 10 bps. . Decline in the cost of interest bearing deposits was primarily the maturity of higher-rate time deposits and a reduction in money market rates. Current Quarter vs. Same Quarter-Year Ago . Deposits represented 95.4% of funding, down from 97.3%, primarily due to an increase in FHLB advances and the issuance of subordinated debt in 1Q’20 . Cost of interest bearing liabilities decreased 4 bps driven by: . A decrease in the cost of interest bearing deposits of 8 bps and total cost of deposits of 6 bps.

30

Capital Ratios

Net income impact offset by return of capital to shareholders through dividends and repurchases

	Total Risk-Based Capital	Tier 1 Risk-Based Capital	Common Equity Tier 1	Tier 1 Leverage
December 31, 2019	**12.12 %**	**10.86 %**	**10.86 %**	**8.81 %**
Net income	0.19	0.19	0.19	0.15
Preferred stock offering	1.10	1.10	-	0.90
Sub-debt issuance	1.14	-	-	-
Common dividends	(0.01)	(0.01)	(0.01)	(0.01)
Stock repurchases	(0.52)	(0.52)	(0.52)	(0.42)
CECL implementation	(0.05)	0.13	0.13	0.10
Changes in RWA/AA	(0.30)	(0.25)	(0.23)	(0.22)
Impact of acquisitions	(0.09)	(0.06)	(0.05)	(0.33)
Other	0.07	(0.01)	(0.01)	-
March 31, 2020	**13.65 %**	**11.43 %**	**10.36 %**	**8.98 %**
Net income	0.49	0.49	0.49	0.38
Common dividends	(0.01)	(0.01)	(0.01)	(0.01)
Preferred dividends	(0.02)	(0.02)	(0.02)	(0.01)
Stock repurchases	(0.40)	(0.40)	(0.40)	(0.32)
Changes in RWA/AA	(0.14)	(0.12)	(0.11)	(0.51)
SBA-PPP change in assets	-	-	-	(0.45)
Other	0.06	0.01	0.01	0.01
June 30, 2020	**13.63 %**	**11.38 %**	**10.32 %**	**8.07 %**
Change since Q1 2020	**(0.02) %**	**(0.05) %**	**(0.04) %**	**(0.91) %**

- Year to date net income of $211 million contributed to a 68 bps in the total risk-based capital ratio.
- Year to date share repurchases of $287 million contributed to a 92 bps decrease in the total risk-based capital ratio.
- The issuance of sub-debt and preferred stock in the first quarter of 2020 increased the Tier 1 risk-based capital ratio and total risk-based capital ratio by 110 bps and 224 bps, respectively.
- The SBA-PPP program, with $3.1 billion in outstanding balances, has decreased the Tier 1 leverage ratio by 45 bps; the Tier 1 leverage ratio would be estimated at 8.52% at June 30, 2020 without the impact of the SBA-PPP program.

First Citizens BancShares

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31 Looking Ahead- Outlook for the Remainder of 2020 Highlights Commentary . Decline in net interest margin mostly behind us. . Deposit costs expected to continue to decline offsetting some of the low interest rate Net interest income and margin headwind. . Net Interest income- flat to slight increase as recognition of SBA-PPP interest and fee income is partially offset by declining earning asset yields. . Core noninterest income is expected to increase relative to 2Q20 levels, as signs of improvement occurred in June. Levels will depend on the severity of the COVID-19 pandemic and its impact on the economy moving forward. Noninterest income . Continue to assess strategic opportunities to recognize investment portfolio gains. . Net charge-off ratio expected to increase slightly as the positive temporary impact of SBA-PPP loan proceeds and payments extensions subside. Provision and Asset Quality . Further reserve builds not expected at the pace of recent quarters; however, this will depend on the economic recovery and the severity of COVID-19 on it. . Noninterest expense expected to decline based on personnel hiring freeze and conversion of acquired banks. Monthly run rate expected in the $96 - $97 million range following conversions. Noninterest expense & Income taxes . Income tax rate expected to be lower over the next two quarters compared to same- quarter prior year due to impact of tax deductions discussed previously. . Core loan growth, excluding the impact of SBA-PPP loan forgiveness, expected to be flat to low single digit growth due to economy and reduced loan demand. Loans and Deposits . Total deposits expected to decrease the remainder of the year as clients continue to utilize SBA-PPP loan and stimulus check proceeds.

Appendix

33

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Income statement data					
In thousands					
Pre-provision net revenue					
Income before income taxes	$ 190,565	74,085	131,528	160,164	155,628
Provision for credit losses	20,552	28,355	7,727	6,766	5,198
Pre-provision net revenue (Non-GAAP)	$ 211,117	102,440	139,255	166,930	160,826
Adjusted net interest income (TE)					
Total net interest income (TE)	$ 337,965	339,174	328,045	337,322	328,201
Less: Interest income related to PCD loans (TE)	14,441	18,544	11,813	16,450	11,907
Adjusted net interest income (TE) (Non-GAAP)	$ 323,524	320,630	316,232	320,872	316,294
NIM excluding PCD					
Adjusted net interest income (TE) (Non-GAAP)	$ 323,524	320,630	316,232	320,872	316,294
Adjusted average interest earning assets (Non-GAAP)	42,265,349	37,443,648	35,474,284	34,780,411	36,123,553
NIM excluding PCD	3.04%	3.40%	3.51%	3.64%	3.69%
Other income (non-core)					
Securities gains (losses)	$ 13,752	19,795	260	1,136	5,719
Fair value adjustments on securities	64,570	(51,408)	7,120	(967)	3,144
Acquired recoveries on PCD loans	-	-	3,621	5,611	4,222
Other income (non-core) (Non-GAAP)	$ 78,322	(31,613)	11,001	5,780	13,085
Other expenses (non-core)					
Merger related expense	$ 4,369	4,232	7,471	3,892	4,084
Amortization of core deposit and other intangible assets	3,956	4,143	3,959	4,191	4,354
Other expenses (non-core) (Non-GAAP)	$ 8,325	8,375	11,430	8,083	8,438
Adjusted noninterest income					
Total noninterest income	$ 165,402	64,011	104,393	100,930	106,875
Less: Securities gains (losses)	13,752	19,795	260	1,136	5,719
Less: Fair value adjustments on securities	64,570	(51,408)	7,120	(967)	3,144
Less: Acquired recoveries on PCD loans	-	-	3,621	5,611	4,222
Adjusted noninterest income (Non-GAAP)	$ 87,080	95,624	93,392	95,150	93,790
Adjusted noninterest expense					
Total noninterest expense	$ 291,679	299,971	292,262	270,425	273,397
Less: Merger related expense	4,369	4,232	7,471	3,892	4,084
Less: Amortization of core deposit and other intangible assets	3,956	4,143	3,959	4,191	4,354
Adjusted noninterest expense (Non-GAAP)	$ 283,354	291,596	280,832	262,342	264,959
Efficiency ratio					
Adjusted noninterest expense (numerator)	$ 283,354	291,596	280,832	262,342	264,959
Net interest income	337,394	338,400	327,124	336,425	327,348
Adjusted noninterest income	87,080	95,624	93,392	95,150	93,790
Denominator	$ 424,474	434,024	420,516	431,575	421,138
Efficiency ratio (Non-GAAP)	66.75%	67.18%	66.78%	60.79%	62.92%

First Citizens BancShares
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34

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

		June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Balance sheet data						
In millions						
Total assets						
Total assets	$	47,866	41,594	39,824	37,748	37,655
Goodwill		(350)	(350)	(349)	(297)	(297)
Core deposit and other intangible assets		(38)	(42)	(43)	(43)	(47)
Total tangible assets (Non-GAAP)	$	47,477	41,202	39,432	37,409	37,312
Reserves / Loans						
Allowance for credit losses	$	222	209	225	227	227
Total loans		32,418	29,241	28,881	27,197	26,728
Reserves / Loans		0.69%	0.72%	0.78%	0.83%	0.85%
Total loans	$	32,418	29,241	28,881	27,197	26,728
Less: SBA-PPP loans		3,084	-	-	-	-
Denominator	$	29,334	29,241	28,881	27,197	26,728
Reserves / Loans (Non-GAAP)		0.76%	0.72%	0.78%	0.83%	0.85%
Adjusted average interest earning assets						
Average interest earning assets	$	42,796	38,004	36,033	35,294	36,675
Less: Average PCD loans		531	560	559	514	551
Adjusted average interest earning assets (Non-GAAP)	$	42,265	37,444	35,474	34,780	36,124
Adjusted average total loans						
Average loans and leases	$	32,418	29,241	28,881	27,197	26,728
Less: Average PCD loans		531	560	559	514	551
Adjusted average total loans excl. PCD (Non-GAAP)	$	32,949	29,801	29,440	27,710	27,280
Total common equity						
Shareholders' equity	$	3,991	3,958	3,586	3,568	3,575
Preferred stock		(340)	(340)	-	-	-
Common equity		3,652	3,618	3,586	3,568	3,575
Goodwill		(350)	(350)	(349)	(297)	(297)
Core deposit and other intangible assets		(38)	(42)	(43)	(43)	(47)
Total tangible common equity (Non-GAAP)	$	3,263	3,225	3,193	3,229	3,231

First Citizens BancShares
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35

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

Balance sheet data In thousands	June 30, 2020
Adjusted loans prior quarter comparison	
Total loans - June 30, 2020	$ 32,418,425
Total loans - March 31, 2020 (denominator)	29,240,959
Change	3,177,466
Impact of acquisitions	110,246
SBA - PPP loans	(3,084,549)
Adjusted change annualized (366/91 - numerator)	$ 203,163
Growth on an annulized basis (Non-GAAP)	2.8%
Adjusted loans year - ago quarter comparison	
Total loans - June 30, 2020	$ 32,418,425
Total loans - June 30, 2019 (denominator)	26,728,237
Change	5,690,188
Impact of acquisitions	(982,922)
SBA - PPP loans	(3,084,549)
Adjusted change (numerator)	$ 1,622,717
Growth (Non-GAAP)	6.1%
Adjusted deposits prior quarter comparison	
Total deposits - June 30, 2020	$ 41,479,245
Total deposits - March 31, 2020 (denominator)	35,346,711
Change	6,132,534
Impact of acquisitions	184,750
SBA - PPP reciprocal deposits (estimate)	(2,991,845)
Consumer stimulus proceeds (estimate)	(526,308)
Adjusted change annualized (366/91 - numerator)	$ 2,799,131
Growth on an annulized basis (Non-GAAP)	31.9%
Adjusted deposits year - ago quarter comparison	
Total deposits - June 30, 2020	$ 41,479,245
Total deposits - June 30, 2019 (denominator)	32,719,671
Change	8,759,574
Impact of acquisitions	(1,356,046)
SBA - PPP reciprocal deposits (estimate)	(2,991,845)
Consumer stimulus proceeds (estimate)	(526,308)
Adjusted change (numerator)	$ 3,885,375
Growth (Non-GAAP)	11.9%

Balance sheet data In millions	2Q 2020 YTD	1Q 2020 YTD	4Q 2019 YTD	3Q 2019 YTD	2Q 2019 YTD
Average total common equity					
Average shareholders' equity	$ 3,835	3,683	3,552	3,545	3,528
Average preferred stock	(198)	(57)	-	-	-
Average common equity	3,637	3,626	3,552	3,545	3,528
Average goodwill	(350)	(349)	(271)	(262)	(244)
Average core deposit and other intangible assets	(40)	(42)	(44)	(46)	(46)
Average tangible common equity (Non-GAAP)	$ 3,247	3,235	3,237	3,237	3,238

First Citizens BancShares

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36 Consolidated Financial Highlights- Earnings Three months ended Six months ended June 30 (Dollars in thousands, except share data; unaudited) June 30, 2020 March 31, 2020 June 30, 2019 2020 2019 SUMMARY OF OPERATIONS Interest income $ 363,257 $ 369,559 $ 350,721 $ 732,816 $ 687,645 Interest expense 25,863 31,159 23,373 57,022 39,825 Net interest income 337,394 338,400 327,348 675,794 647,820 Provision for credit losses 20,552 28,355 5,198 48,907 16,948 Net interest income after provision for credit losses 316,842 310,045 322,150 626,887 630,872 Noninterest income 165,402 64,011 106,875 229,413 210,538 Noninterest expense 291,679 299,971 273,397 591,650 541,054 Income before income taxes 190,565 74,085 155,628 264,650 300,356 Income taxes 36,779 16,916 36,269 53,695 69,638 Net income $ 153,786 $ 57,169 $ 119,359 $ 210,955 $ 230,718 Net interest income, taxable equivalent $ 337,965 $ 339,174 $ 328,201 $ 677,139 $ 649,573 PER COMMON SHARE DATA Net income $ 14.74 $ 5.46 $ 10.56 $ 20.04 $ 20.23 Cash dividends 0.40 0.40 0.40 0.80 0.80 Book value at period-end 367.57 351.90 319.74 367.57 319.74

37

Consolidated Financial Highlights- Balance Sheet and Selected Ratios

(Dollars in thousands, except share data; unaudited)	Three months ended June 30, 2020	Three months ended March 31, 2020	Three months ended June 30, 2019	Six months ended June 30 2020	Six months ended June 30 2019
CONDENSED BALANCE SHEET					
Cash and due from banks	$ 389,233	$ 454,220	$ 284,147	$ 389,233	$ 284,147
Overnight investments	3,107,575	688,518	1,640,264	3,107,575	1,640,264
Investment securities	9,508,476	8,845,197	6,695,578	9,508,476	6,695,578
Loans and leases	32,418,425	29,240,959	26,728,237	32,418,425	26,728,237
Less allowance for credit losses	(222,450)	(209,259)	(226,583)	(222,450)	(226,583)
Other assets	2,664,935	2,574,818	2,533,451	2,664,935	2,533,451
Total assets	$ 47,866,194	$ 41,594,453	$ 37,655,094	$ 47,866,194	$ 37,655,094
Deposits	$ 41,479,245	$ 35,346,711	$ 32,719,671	$ 41,479,245	$ 32,719,671
Other liabilities	2,395,505	2,290,222	1,360,810	2,395,505	1,360,810
Shareholders' equity	3,991,444	3,957,520	3,574,613	3,991,444	3,574,613
Total liabilities and shareholders' equity	$ 47,866,194	$ 41,594,453	$ 37,655,094	$ 47,866,194	$ 37,655,094
SELECTED PERIOD AVERAGE BALANCES					
Total assets	$ 45,553,502	$ 40,648,806	$ 37,049,030	$ 43,101,154	$ 36,338,839
Investment securities	8,928,467	7,453,159	6,803,570	8,190,813	6,797,656
Loans and leases	31,635,958	29,098,101	26,597,242	30,367,030	26,059,602
Interest-earning assets	42,795,781	38,004,341	34,674,842	40,400,061	34,056,935
Deposits	39,146,415	34,750,061	32,100,210	36,948,238	31,454,973
Interest-bearing liabilities	24,407,285	23,153,777	20,397,445	23,780,042	20,028,489
Common shareholders' equity	3,648,284	3,625,975	3,546,041	3,637,129	3,528,549
Shareholders' equity	$ 3,988,225	$ 3,682,634	$ 3,546,041	$ 3,835,430	$ 3,528,549
Common shares outstanding	10,105,520	10,473,119	11,286,520	10,289,320	11,402,112
SELECTED RATIOS					
Annualized return on average assets	1.36 %	0.57 %	1.29 %	0.98 %	1.28 %
Annualized return on average equity	16.43	6.34	13.50	11.40	13.19
Net yield on interest-earning assets (taxable equivalent)	3.14	3.55	3.77	3.33	3.81
Efficiency ratio	66.8	67.2	62.9	67.0	63.4
Tier 1 risk-based capital ratio	11.4	11.4	12.0	11.4	12.0
Tier 1 common equity ratio	10.3	10.4	12.0	10.3	12.0
Total risk-based capital ratio	13.6	13.7	13.3	13.6	13.3
Tier 1 leverage capital ratio	8.1	9.0	9.4	8.1	9.4

(1) The efficiency ratio is a non-GAAP financial measure which measures productivity and is generally calculated as noninterest expense divided by total revenue (net interest income and noninterest income). The efficiency ratio removes the impact of BancShares' securities gains, fair market value adjustment on marketable equity securities, acquired recoveries previously recognized in other income, merger-related expenses and amortization of core deposits and other intangibles from the calculation. Management uses this ratio to monitor performance and believes this measure provides meaningful information to investors.

First Citizens BancShares

forever first

38

Allowance for Credit Losses and Asset Quality Disclosures

(Dollars in thousands, unaudited)	Three months ended June 30, 2020	Three months ended March 31, 2020	Three months ended June 30, 2019	Six months ended June 30 2020	Six months ended June 30 2019
ALLOWANCE FOR CREDIT LOSSES[1]					
ACL at beginning of period	$ 209,259	$ 225,141	$ 228,775	$ 225,141	$ 223,712
Adoption of ASC 326	-	(37,924)	-	(37,924)	-
Initial PCD allowance on new acquisitions[2]	-	1,193	-	1,193	-
Provision for credit losses	20,552	28,355	5,198	48,907	16,948
Net charge-offs of loans and leases:					
Charge-offs	(12,064)	(14,261)	(10,602)	(26,325)	(20,756)
Recoveries	4,703	6,755	3,212	11,458	6,679
Net charge-offs of loans and leases	(7,361)	(7,506)	(7,390)	(14,867)	(14,077)
ACL at end of period	$ 222,450	$ 209,259	$ 226,583	$ 222,450	$ 226,583
ACL at end of period allocated to:					
PCD	$ 26,928	$ 26,916	$ 8,343	$ 26,928	$ 8,343
Non-PCD	195,522	182,343	218,240	195,522	218,240
ACL at end of period	$ 222,450	$ 209,259	$ 226,583	$ 222,450	$ 226,583
Reserve for unfunded commitments	$ 13,685	$ 10,512	$ 1,149	$ 13,685	$ 1,149
SELECTED LOAN DATA					
Average loans and leases:					
PCD	$ 546,998	$ 530,087	$ 544,250	$ 538,543	$ 561,574
Non-PCD	30,992,001	28,502,231	25,995,212	29,747,116	25,448,455
Loans and leases at period-end:					
PCD	$ 530,651	$ 560,352	$ 551,447	$ 530,651	$ 551,447
Non-PCD	31,887,774	28,680,607	26,176,790	31,887,774	26,176,790
RISK ELEMENTS					
Nonaccrual loans and leases	$ 197,791	$ 174,571	$ 104,975	$ 197,791	$ 104,975
Other real estate owned	53,850	55,707	46,236	53,850	46,236
Total nonperforming assets	$ 251,641	$ 230,278	$ 151,211	$ 251,641	$ 151,211
Accruing loans and leases 90 days or more past due[3]	3,796	2,970	32,787	3,796	32,787
RATIOS					
Net charge-offs (annualized) to average loans and leases	0.09 %	0.10 %	0.11 %	0.10 %	0.11 %
ACL to total loans and leases[4]:					
PCD	5.07	4.80	1.51	5.07	1.51
Non-PCD	0.61	0.64	0.83	0.61	0.83
Total	0.69	0.72	0.85	0.69	0.85
Ratio of total nonperforming assets to total loans, leases and other real estate owned	0.77	0.79	0.56	0.77	0.56

(1) BancShares recorded no ACL on investment securities as part of the adoption of ASU 2016-13 Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments as of January 1, 2020, March 31, 2020, or June 30, 2020.

(2) Upon adoption of ASU 2016-13 as of January 1, 2020, the concept of purchased credit impaired loans under ASC 310-30 was eliminated. Loans and leases determined at the date of acquisition, to have experienced more than insignificant credit quality since origination are accounted for under the guidance in ASC Topic 326-20, Credit Losses as purchased credit deteriorated assets. PCD loans and leases are recorded at fair value at the date of acquisition with an initial reserve booked directly to the allowance for credit losses. Provision is recorded if there is additional credit deterioration after the acquisition date. Non-PCD loans include originated and purchased non-credit deteriorated loans. Loans previously classified as PCI were determined to be PCD.

(3) Upon adoption of ASU 2016-13, we dissolved pooling of PCI loans allowed under ASC 310-30. This increased the amount of nonaccrual loans as those nonaccrual loans within performing PCI pools were previously excluded from reporting. As of January 1, 2020, there were $47.0 million of nonaccrual loans released from performing PCI pools including $24.2 million of loans that were greater than 90 days past due. Of these nonaccrual loans, $35.9 million were outstanding as of June 30, 2020.

(4) Loans originated in relation to the SBA-PPP do not have a recorded ACL. As of June 30, 2020, the ratio of ACL to total Non-PCD loans excluding SBA-PPP loans is 0.68% while the ratio of ACL to total loans excluding SBA-PPP loans is 0.76%.

First Citizens BancShares
forever first

39

Average Balance and Net Interest Margin Summary

	Three months ended								
	June 30, 2020			March 31, 2020			June 30, 2019		
(Dollars in thousands, unaudited)	Average Balance	Income/ Expense	Yield/ Rate[2]	Average Balance	Income/ Expense	Yield/ Rate[2]	Average Balance	Income/ Expense	Yield/ Rate[2]
INTEREST-EARNING ASSETS									
Loans and leases[1]	$ 31,635,958	$ 326,618	4.10 %	$ 29,098,101	$ 326,155	4.46 %	$ 26,597,242	$ 303,803	4.54 %
Investment securities:									
U.S. Treasury	206,575	679	1.32	299,777	1,677	2.25	1,150,001	6,770	2.36
Government agency	657,405	1,428	0.87	721,254	4,121	2.29	383,700	3,034	3.16
Mortgage-backed securities	7,555,947	28,532	1.51	6,060,434	30,707	2.03	4,979,160	28,130	2.26
Corporate bonds	299,250	3,782	5.06	205,504	2,477	4.82	147,669	1,931	5.23
Other investments	209,290	2,236	4.30	166,190	678	1.64	143,040	626	1.76
Total investment securities	8,928,467	36,657	1.64	7,453,159	39,660	2.13	6,803,570	40,491	2.38
Overnight investments	2,231,356	553	0.10	1,453,081	4,518	1.25	1,274,030	7,280	2.29
Total interest-earning assets	$ 42,795,781	$ 363,828	3.38	$ 38,004,341	$ 370,333	3.88	$ 34,674,842	$ 351,574	4.04
INTEREST-BEARING LIABILITIES									
Interest-bearing deposits:									
Checking with interest	$ 8,562,145	$ 1,310	0.06 %	$ 8,188,983	$ 1,701	0.08 %	$ 7,485,693	$ 1,571	0.08 %
Savings	2,846,557	312	0.04	2,593,869	285	0.04	2,658,974	527	0.08
Money market accounts	7,618,883	6,519	0.34	7,016,587	9,109	0.52	5,912,646	5,498	0.37
Time deposits	3,398,979	9,775	1.16	3,761,216	13,099	1.40	3,371,402	11,561	1.38
Total interest-bearing deposits	22,426,564	17,916	0.32	21,560,655	24,194	0.45	19,428,715	19,157	0.40
Securities sold under customer repurchase agreements	659,244	399	0.24	474,231	442	0.38	556,374	515	0.37
Other short-term borrowings	45,549	248	2.16	157,759	804	2.02	40,513	278	2.72
Long-term borrowings	1,275,928	7,300	2.26	961,132	5,719	2.35	371,843	3,423	3.64
Total interest-bearing liabilities	$ 24,407,285	$ 25,863	0.42	$ 23,153,777	$ 31,159	0.54	$ 20,397,445	$ 23,373	0.46
Interest rate spread			2.96 %			3.34 %			3.58 %
Net interest income and net yield on interest-earning assets		$ 337,965	3.14 %		$ 339,174	3.55 %		$ 328,201	3.77 %

[1] Loans and leases include PCD and non-PCD loans, nonaccrual loans and loans held for sale.

[2] Yields related to loans, leases and securities exempt from both federal and state income taxes, federal income taxes only, or state income taxes only are stated on a taxable-equivalent basis assuming statutory federal income tax rates of 21.0%, as well as state income tax rates of 3.4% for all periods presented. The taxable-equivalent adjustment was $571 thousand, $774 thousand and $853 thousand for the three months ended June 30, 2020, March 31, 2020 and June 30, 2019, respectively.

First Citizens BancShares

forever first

40 Select Peer Group Peer Banks City State Ticker # of Offices Assets Associated Banc-Corp Green Bay WI ASB 258 $ 33,908,056 BOK Financial Corporation Tulsa OK BOKF 128 47,185,157 Commerce Bancshares, Inc. Kansas City MO CBSH 161 26,812,474 Cullen/Frost Bankers, Inc. San Antonio TX CFR 160 34,256,806 East West Bancorp, Inc. Pasadena CA EWBC 110 45,948,545 First Horizon National Corporation Memphis TN FHN 492 47,199,416 Fulton Financial Corporation Lancaster PA FULT 230 22,914,522 Hancock Whitney Corporation Gulfport MS HWC 224 31,769,661 People's United Financial, Inc. Bridgeport CT PBCT 419 60,420,600 Synovus Financial Corp. Columbus GA SNV 296 50,619,585 TCF Financial Corporation Detroit MI TCF 515 48,608,892 Valley National Bancorp Wayne NJ VLY 241 39,120,629 Webster Financial Corporation Waterbury CT WBS 157 31,695,112 Wintrust Financial Corporation Rosemont IL WTFC 182 38,791,203 Zions Bancorporation, National Association Salt Lake City UT ZION 426 $ 71,466,849 Source: S&P Global, data as of 3/31/2020.